As filed with the Securities and Exchange Commission on January 24, 2002
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ------------

                                 PROSOFTTRAINING
             (Exact name of registrant as specified in its charter)

            Nevada                                         87-048639
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                         3001 Bee Caves Road, Suite 300
                               Austin, Texas 78746
               (Address of principal executive offices) (Zip Code)

                                  ------------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                             2001 STOCK OPTION PLAN
                            (Full title of the Plans)

                                  ------------

                                Jerrell M. Baird
                             Chief Executive Officer
                                 ProsoftTraining
                         3001 Bee Caves Road, Suite 300
                               Austin, Texas 78746
                     (Name and address of agent for service)
                                 (512) 328-6140
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                             Proposed          Proposed
                                                                             Maximum            Maximum
                                                       Amount to be     Offering Price per     Aggregate         Amount of
        Title of Securities to be Registered           Registered(1)          Share         Offering Price    Registration Fee
   ------------------------------------------------    --------------   ------------------  --------------    ----------------
   2000 Employee Stock Purchase Plan
   ---------------------------------
   Common Stock, $0.001 par value                      119,866 shares       $  1.31 (2)      $ 157,025 (2)       $ 14.45

   2001 Stock Option Plan
   ----------------------
   Common Stock, $0.001 par value                      500,000 shares       $  1.31 (2)      $ 655,000 (2)       $ 60.26
                                                       --------------                                         ----------------

   Total                                               619,866 shares                                            $ 74.71
                                                       ==============                                         ================

====================================================================================================================================

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Employee Stock Purchase Plan and 2001 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on January 17, 2002, as reported by the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

                  ProsoftTraining (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2001 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) All other reports filed by the Registrant pursuant to Section 13 of the 1934 Act since July 31, 2001; and

         (c) The Registrant's Registration Statement on Form 8-A12G/A filed with the SEC on October 22, 1996, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        -------------------------

                  Not Applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

                  Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

                  The Nevada Private Corporation Law ("NPCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (x) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (y) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise," the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NPCL also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act").

                  The Registrant's Restated Articles of Incorporation provide that the Registrant shall indemnify any director or officer of the Registrant in connection with certain actions, suits or proceedings, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. The Registrant is also required to pay any expenses incurred by a director or officer in defending the Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that such a provision must not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of illegal distributions. The Registrant's Restated Articles of Incorporation include a provision eliminating the personal liability of directors for breach of fiduciary duty except that such provision will not eliminate or limit any liability which may not be so eliminated or limited under applicable law.

                  The Registrant's Bylaws generally require the Registrant to indemnify, as well as to advance expenses, to its directors and its officers to the fullest extent permitted by Nevada Law upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that they are not entitled to indemnification by the Registrant. The Registrant has also entered into indemnification agreements with its directors and officers which similarly provide for the indemnification and advancement of expenses by the Registrant.

                  The Registrant maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Registrant.

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed
        -----------------------------------

                  Not Applicable.

Item 8. Exhibits
        --------

Exhibit Number        Exhibit
--------------        -------
      4               Instruments Defining the Rights of Stockholders. Reference
                      is made to the Registrant's Registration Statement No.
                      000-21535 on Form 8-A12G/A, together with any exhibits
                      thereto, which are incorporated herein by reference
                      pursuant to Item 3(c) to this Registration Statement.
      5               Legal Opinion and Consent of Jeffrey G. Korn.
     23.1             Consent of Grant Thornton LLP, Independent Certified
                      Public Accountants.
     23.2             Consent of Jeffrey G. Korn. (Included in Exhibit 5)
     24               Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
     99.1             2000 Employee Stock Purchase Plan. Filed as Exhibit 99.2
                      to the Company's Registration Statement on Form S-8 (333-51360) and incorporated herein by reference.
     99.2             2001 Stock Option Plan

Item 9. Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 23rd day of January, 2002.

                                                     PROSOFTTRAINING

                                                     By: /s/ Jerrell M. Baird
                                                         -----------------------
                                                         Jerrell M. Baird
                                                         Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of ProsoftTraining, a Nevada corporation, do hereby constitute and appoint Jerrell
M. Baird and Robert G. Gwin and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                          Date
--------------------------------------    -----------------------------------------              ------------------------
/s/ Jerrell M. Baird                      Chairman of the Board and Chief Executive                 January 23, 2002
--------------------------------------    Officer (Principal Executive Officer)
Jerrell M. Baird

/s/ Robert G. Gwin                        Executive Vice President and Chief                        January 23, 2002
--------------------------------------    Financial Officer (Principal Financial
Robert G. Gwin                            Officer)


/s/ J. William Fuller
----------------------------------------  Director                                                  January 23, 2002
J. William Fuller


/s/ Jeffrey G. Korn
----------------------------------------  Director                                                  January 23, 2002
Jeffrey G. Korn


/s/ J. R. Holland
----------------------------------------  Director                                                  January 23, 2002
J. R. Holland


/s/ Charles McCusker
----------------------------------------  Director                                                  January 23, 2002
Charles McCusker


/s/ Dr. Edward Walsh
----------------------------------------  Director                                                  January 23, 2002
Dr. Edward Walsh

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                                PROSOFTTRAINING

                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------
      4               Instruments Defining the Rights of Stockholders. Reference
                      is made to the Registrant's Registration Statement No.
                      000-21535 on Form 8-A12G/A, together with any exhibits
                      thereto, which are incorporated herein by reference
                      pursuant to Item 3(d) to this Registration Statement.
      5               Legal Opinion and Consent of Jeffrey G. Korn.
     23.1             Consent of Grant Thornton LLP, Independent Certified
                      Public Accountants.
     23.2             Consent of Jeffrey G. Korn. (Included in Exhibit 5)
     24               Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
     99.1             2000 Employee Stock Purchase Plan. Filed as Exhibit 99.2
                      to the Company's Registration Statement on Form S-8 (333-51360) and incorporated herein by reference.
     99.2             2001 Stock Option Plan